UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2010 (May 7, 2010)

Cypress Sharpridge Investments, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-33740	20-4072657
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 East 55th Street

New York, New York 10022

(Address of principal executive offices) (Zip code)

(Registrant’s telephone number, including area code): (212) 612-3210

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders held on May 7, 2010, the stockholders (i) elected the seven nominated directors and (ii) ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2010. As of March 5, 2010, the record date for the annual meeting of stockholders, there were 18,760,844 shares of our common stock outstanding and entitled to vote.

The results of the voting for the seven nominated directors were as follows:

	For	Withheld	Broker Non-Votes

Kevin E. Grant	13,597,558	133,833	1,839,353

Douglas Crocker, II	13,120,669	610,722	1,839,353

Jeffrey P. Hughes	13,580,372	151,019	1,839,353

Stephen P. Jonas	13,661,869	69,522	1,839,353

Raymond A. Redlingshafer, Jr.	12,955,419	775,972	1,839,353

James A. Stern	13,669,522	61,869	1,839,353

David A. Tyson, PhD	13,120,669	610,722	1,839,353

The results of the voting for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2010 were as follows:

For	Against	Abstentions	Broker Non-Votes

15,472,960	96,857	927	0

Item 7.01.	Regulation FD Disclosure.

On May 10, 2010, we announced the results of our 2010 annual meeting of stockholders held on May 7, 2010. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Cypress Sharpridge Investments, Inc. Press Release, dated May 10, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

Date: May 10, 2010	By:	/s/ Thomas A. Rosenbloom
Thomas A. Rosenbloom Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Cypress Sharpridge Investments, Inc. Press Release, dated May 10, 2010